UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 26, 2005

SCBT Financial Corporation

(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

001-12669	57-0799315
(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street, Columbia, South Carolina	29201-3046
(Address of principal executive offices)	(Zip Code)

(800) 277-2175
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

Incorporated by reference are the materials presented by SCBT Financial Corporation (“SCBT”) at the KBW Community Bank Investor Conference, and originally distributed on July 26, 2005, which are attached as Exhibit 99.1.

ADDITIONAL INFORMATION

SCBT will file a registration statement and other relevant documents concerning the proposed merger with Sun Bancshares, Inc. (“Sun”) with the Securities Exchange Commission, and appropriate state and federal banking authorities as soon as is practical.  Sun will prepare a proxy statement and other relevant documents concerning the proposed transaction for its shareholders as well.  Sun shareholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because these will contain important information.  You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT, at the SEC’s Internet site (http://www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to SCBT Financial Corporation, South Carolina 29202, Attention: Richard C. Mathis, Chief Financial Officer.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

The following exhibit is furnished herewith:

99.1                                        Presentation materials distributed by SCBT at the KBW Community Bank Investor Conference, originally distributed on July 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION

Dated: July 26, 2005	By:	/s/ Richard C. Mathis
Richard C. Mathis
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation materials distributed by SCBT at the KBW Community Bank Investor Conference, originally distributed on July 26, 2005.